Exhibit 23.4

Consent of Independent Auditor
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Diverisified Energy Company of our report dated April 30, 2025, relating to the consolidated financial statements of Maverick Natural Resources, LLC, appearing in Diversified Energy Company PLC’s current report on Form 6-K filed May 16, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Houston, Texas
March 9, 2026